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                                                                    EXHIBIT 4.3



                                                  Approved by Board of Directors
                                                                         8/26/99

                              THE CATO CORPORATION
                        1999 INCENTIVE COMPENSATION PLAN


                                   ARTICLE I

                            PURPOSE AND TERM OF PLAN


         1.1 PURPOSE. The purposes of this The Cato Corporation 1999 Incentive Compensation Plan (the "Plan") are to (1) align the interests of participating employees of The Cato Corporation ("Cato") and its Related Companies (the "Company") with the interests of Cato's shareholders by reinforcing the relationship between participants' rewards and shareholder value; (2) encourage equity ownership in Cato by participants; and (3) provide an incentive to participants for continuous employment with the Company.

         1.2 TERM. This Plan will be effective as of August 26, 1999, subject to the Plan's approval by the shareholders of Cato at the 2000 annual shareholders meeting. No Awards shall be exercisable or payable before such shareholder approval of the Plan. Awards shall not be granted under this Plan after July 31, 2004.

                                   ARTICLE II

                                   DEFINITIONS

         2.1 "1987 Plan" shall mean The Cato Corporation 1987 Non-Qualified Stock Option Plan.

         2.2 "Award" means any form of Stock Option, share of Restricted Stock or cash bonus granted under the Plan to a Participant by the Committee.

         2.3 "Base Salary" shall have the meaning set forth in Section 8.2.

         2.4 "Bonus Formula" shall have the meaning set forth in Section 8.3.

         2.5 "Bonus Period" means the one-year periods, or such other periods as the Committee may select, over which the attainment of one or more Performance Goals will be measured for purposes of determining a Participant's right to an Award under the Bonus Award Program.

         2.6 "Cato" shall have the meaning set forth in Section 1.1.

         2.7 "Change in Control" of the Company means:

             (a) an acquisition (other than directly from the Company) by a Person (as defined below) (excluding the Company or an employee benefit plan of the Company or an entity controlled by the Company's shareholders) that results in such Person beneficially owning shares of the Company's voting securities with total voting power exceeding the total voting power of the Company's voting securities beneficially owned by the current holders of the Company's Class B Common Stock and persons who would be "Permitted Transferees" as such term is defined in the Company's certificate of incorporation.



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             (b) a merger, consolidation or sale of all or substantially all of the Company's assets or stock (collectively a "Business Combination") other than a Business Combination in which the shareholders of the Company, as a group, receive stock having fifty percent (50%) or more of the aggregate voting power in the entity resulting from the Business Combination.

Notwithstanding the foregoing, a transaction in which Participant is a material participant in the acquiring Person or entity effecting the transaction shall not constitute a Change in Control with respect to such Participant. For the purpose of this paragraph, the term "beneficially owned" shall have the meaning set forth in Rule l3d-3 promulgated under the Securities Exchange Act of 1934, and the term "Person" shall have the meaning set forth in Sections 3(a)(2) and 13(d)(3) of the Exchange Act.

         2.8 "Code" means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

         2.9 "Committee" shall have the meaning set forth in Section 5.1.

         2.10 "Common Stock" shall have the meaning set forth in Section 3.1

         2.11 "Company" has the meaning set forth in Section 1.1.

         2.12 "Covered Employee" means an Employee who is a "covered employee" within the meaning of Section 162(m) of the Code.

         2.13 "Disability" means the inability of a Participant to perform the essential functions of the Participant's job due to injury or physical or mental illness, which inability lasts for 60 or more days.

         2.14 "Effective Date" means the date an Award is determined to be effective by the Committee upon its grant of such Award. In the case of Stock Options, the Effective Date shall be the date of grant.

         2.15 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

         2.16 "Key Employee" has the meaning set forth in Article IV.

         2.17 "Negative Discretion" means the discretion authorized by the Plan to be applied by the Committee in determining the size of a Bonus Award if, in the Committee's sole judgment, such application is appropriate. Negative Discretion may only be used by the Committee to eliminate or reduce the size of an Award.




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         2.18 "Participant" means any Key Employee who for a Bonus Period has been selected to participate in the Bonus Program pursuant to Article VIII or who has been selected for an Award of a Stock Option or Restricted Stock pursuant to this Plan.

         2.19 "Performance Criteria" means the one or more criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Bonus Period. The Performance Criteria that will be used to establish such Performance Goal(s) shall be limited to the following: net profit after taxes, return on assets, return on shareholder's equity, return on capital, net earnings, operating earnings (any of which may be calculated with respect to the Company or any subsidiary or division), earnings per share and trading price of the Common Stock.

         2.20 "Performance Goal" means, for a Bonus Period, or with respect to Restricted Stock, the one or more goals established by the Committee based upon the Performance Criteria. The Committee is authorized at any time during the first 25% of a Bonus Period, or at any time thereafter (but only to the extent the exercise of such authority thereafter would not cause the Awards granted to the Covered Employees for the Bonus Period to fail to qualify as "performance-based compensation" under Section 162(m) of the Code), in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Bonus Period in order to prevent the dilution or enlargement of the rights of Participants, (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; and (c) in view of the Committee's assessment of the business strategy of the Company, performance of comparable organizations, economic and business conditions and any other circumstances deemed relevant.

         2.21 "Plan" shall have the meaning set forth in Section 1.1.

         2.22 "Related Companies" means any company during any period in which it is a "parent company" (as that term is defined in Section 424(e) of the Code) with respect to the Company, or a "subsidiary corporation" (as that term is defined in Code Section 424(f) of the Code) with respect to Cato.

         2.23 "Restricted Stock" means Common Stock subject to restrictions of the type referred to in Section 6.3 awarded to a Key Employee pursuant to this Plan.

         2.24 "Restriction Period" means, with respect to an Award of Restricted Stock, the period specified by the Committee during which the Restricted Stock is subject to a risk of forfeiture or the Participant's rights to the Restricted Stock are otherwise restricted.

         2.25 "Retirement" means a termination of employment from the Company on or after reaching age 65 or such other termination of employment from the Company after age 60 specifically approved by the Committee, in its sole discretion, as a "Retirement."

         2.26 "Stock Option" means an Award granted to a Key Employee in the form of an option to purchase Common Stock pursuant to this Plan.




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                                                  Approved by Board of Directors
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         2.27 "Trading Price" means, with respect to any day, the average of the high and low sale prices of the Company's Common Stock, as reported on the NASDAQ national market system (or on the primary securities exchange on which the Common Stock is then traded).

                                  ARTICLE III

                             SHARES SUBJECT TO PLAN

         3.1 AVAILABLE SHARES. Shares of stock which may be issued under the Plan shall be authorized and unissued shares of Class A and Class B common stock of Cato ("Common Stock"). The maximum number of shares of Common Stock which may be issued under the Plan shall be 1,000,000, subject to adjustment as set forth in this Article III.

         3.2 ADJUSTMENT TO SHARES.

         (a) IN GENERAL. The provisions of this Subsection 3.2(a) are subject to the limitation contained in Subsection 3.2(b). If there is any change in the number of outstanding shares of Common Stock through the declaration of stock dividends, stock splits or the like, the number of shares available for Awards, the shares subject to any Award and the option prices or exercise prices of Awards shall be automatically adjusted. If there is any change in the number of outstanding shares of Common Stock through any change in the capital account of Cato, or through a merger, consolidation, separation (including a spin-off or other distribution of stock or property), reorganization (whether or not such reorganization comes within the meaning of such term in Section 368(a) of the
Code) or partial or complete liquidation, the Committee shall make appropriate adjustments in the maximum number of shares of Common Stock that may be issued under the Plan and any adjustments and/or modifications to outstanding Awards as it, in its sole discretion, deems appropriate. In event of any other change in the capital structure or in the Common Stock, the Committee shall also be authorized to make such appropriate adjustments in the maximum number of shares of Common Stock available for issuance under the Plan and any adjustments and/or modifications to outstanding Awards as it, in its sole discretion, deems appropriate. If the Company effects a dissolution or liquidation of the Company or a merger or a consolidation that involves a Change in Control of the Company, then (i) the restrictions on any outstanding Restricted Stock will lapse and such Restricted Stock will become unrestricted Common Stock, and (ii) each outstanding Stock Option will terminate, provided that each optionee shall, in such event, have the right immediately prior to such dissolution, liquidation, merger or consolidation, to exercise his option in whole or in part without regard to any installment or waiting period provision contained in his option.

         (b) COVERED EMPLOYEES. In no event shall the Award to any Participant who is a Covered Employee be adjusted pursuant to Subsection 3.2(a) to the extent it would cause such Award to fail to qualify as "performance-based compensation" under Section 162(m) of the Code.




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                                                  Approved by Board of Directors
                                                                         8/26/99


                                   ARTICLE IV

                                   ELIGIBILITY

         Participants in the Plan shall be selected by the Committee from the executive officers and other key employees of the Company who occupy responsible managerial or professional positions and who have the capability of making a substantial contribution to the success of the Company ("Key Employees"). In making this selection and in determining the form and amount of awards, the Committee shall consider any factors deemed relevant, including the individual's functions, responsibilities, value of services to the Company and past and potential contributions to the Company's profitability and sound growth.

                                   ARTICLE V

                               PLAN ADMINISTRATION

         5.1 ADMINISTRATION OF PLAN BY COMMITTEE. The Plan shall be administered by a committee of two or more members of the Board of Directors of Cato selected by the Board (the "Committee"), as constituted from time to time.

         5.2 AUTHORITY OF COMMITTEE.

         (a) The Committee shall have the authority, in its sole discretion and from time to time, to:

             (i) designate the Key Employees eligible to participate in the Plan;

             (ii) grant Awards provided in the Plan in such form and amount as the Committee shall determine;

             (iii) impose such terms, limitations, restrictions and conditions upon any such Award as the Committee shall deem appropriate, including but not limited to an acceleration of the vesting and lapsing of the restrictions of such Award upon a change in control of the ownership of Cato; and

             (iv) interpret the Plan, adopt, amend and rescind rules and regulations relating to the Plan, correct any default, supply any omission and construe any ambiguity in the Plan, accelerate the vesting, exercise or payment of any Award when such action would be in the best interest of the Company and make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan.

         (b) The Committee shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan, including without limitation its construction of the terms of the Plan and its determination of eligibility for participation and Awards under the Plan. The decisions and determinations of the Committee and its action with respect to the Plan shall be final, binding and conclusive upon all persons having or claiming to have any right or interest in or under the Plan.



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                                                  Approved by Board of Directors
                                                                         8/26/99




         (c) No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

         5.3 SECTION 162(m) OF THE CODE. With regard to all Covered Employees, the Plan shall, for all purposes, be interpreted and construed in accordance with Section 162(m) of the Code.

         5.4 DELEGATION BY COMMITTEE. Except to the extent prohibited by applicable law or the rules of an applicable stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be resolved by the Committee at any time.

                                   ARTICLE VI

                                 FORMS OF AWARDS

         6.1 IN GENERAL. Awards under the Plan may be in the form of any one or more of the following:

         (a) Stock Options as described in Section 6.2;

         (b) Restricted Stock, as described in Section 6.3; and

         (c) Cash, as set forth in Article VIII.

         6.2 STOCK OPTIONS.

         (a) NON-QUALIFIED STOCK OPTIONS. Stock Options shall be issued in the form of non-qualified stock options (Stock Options that are not intended to qualify as incentive stock options under the provisions of Section 422 of the Internal Revenue Code of 1986). The price at which Common Stock may be purchased upon exercise of a Stock Option shall be not less than 100% of the Trading Price of a share of Common Stock on the Effective Date of the Stock Option Award, or the next preceding trading day if such date was not a trading date.

         (b) TERMS AND CONDITIONS OF STOCK OPTIONS. A Stock Option shall be exercisable in whole or in such installments and at such times as may be determined by the Committee. All Stock Options shall expire not later than 10 years after the Effective Date of the grant. The Committee may, by way of an award notice or otherwise, establish such other terms, conditions, restrictions, and limitations, if any, of any Award of Stock Options, provided they are not inconsistent with the Plan.

         (c) MAXIMUM AWARD OF STOCK OPTIONS PER YEAR PER PARTICIPANT. Notwithstanding any provision contained in the Plan to the contrary, the maximum number of shares of Common Stock for which Stock Options may be granted under this Plan to any Participant in any calendar year is 200,000.

         (d) EXERCISE. Upon exercise, the option price of a Stock Option may be paid in cash, shares of Common Stock, a combination of the foregoing, or such other consideration as the Committee may deem appropriate. The Committee shall establish appropriate methods for accepting Common Stock, whether Restricted or unrestricted, and may impose such conditions as it deems appropriate on the use of such Common Stock to exercise a Stock Option. Subject to Section 10.12, the Committee may permit a Participant to elect to pay the option price upon the exercise of a Stock Option by authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire option price and any tax withholding resulting from such exercise. The Committee may permit a Participant to satisfy any amounts required to be withheld under the applicable Federal, state and local tax laws in effect from time to time, by electing to have the Company withhold a portion of the shares of Common Stock to be delivered for the payment of such taxes.



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         6.3 RESTRICTED STOCK.

         (a) RESTRICTED STOCK. Restricted Stock is an Award of shares of Common Stock that is subject to a risk of forfeiture or other restriction on ownership as may be established by the Committee at the time the Award is made.

         (b) RESTRICTIONS. Each Award of Restricted Stock shall be subject to such conditions, restrictions and contingencies as the Committee shall determine. These may include continuous service and the achievement of Performance Goals. The Committee may designate a single goal criterion or multiple goal criteria for performance measurement purposes, with the measurement based on absolute Company or business unit performance or on performance as compared with that of other publicly-traded companies. If the right to become vested in an Award of Restricted Stock is conditioned on the completion of a specified period of service with the Company and the Related Companies, without achievement of Performance Goals or other objectives being required as a condition of the Award or the vesting thereof, then the required period of service for vesting shall be not less than three years (subject to acceleration of vesting, to the extent permitted by the Committee, in the event of the Participant's death, disability, change in control or involuntary termination).

         (c) MAXIMUM AWARD OF RESTRICTED STOCK PER YEAR PER PARTICIPANT. Notwithstanding any provision contained in the Plan to the contrary, the maximum number of shares of Restricted Stock that may be granted under this Plan to any Participant in any calendar year is 200,000.

                                  ARTICLE VII

                  AWARDS OF STOCK OPTIONS AND RESTRICTED STOCK

         7.1 GRANTS OF STOCK OPTIONS AND RESTRICTED STOCK. Subject to the limitations set forth in Article VI, the Committee may award Stock Options and Restricted Stock pursuant to this Plan from time to time as it shall determine.

                                  ARTICLE VIII

                                CASH BONUS AWARDS

         8.1 GENERAL. The Compensation Committee may establish a Performance Goal or Goals for a Key Employee, and may award a cash bonus to such Key Employee based on the attainment of such Performance Goal or Goals. With respect to each Key Employee selected by the Committee to be eligible to receive a bonus award pursuant to this Plan, the Committee will establish the relevant Bonus Period. The entitlement of any Participant to payment of a Bonus Award for such Bonus Period shall be decided solely in accordance with the provisions of this
Article VIII. Moreover, designation of a Key Employee as a Participant for a particular Bonus Period shall not require designation of such Key Employee as a Participant in any subsequent Bonus Period, and designation of one Key Employee as a Participant shall not require designation of any other Key Employee as a Participant in such Bonus Period or in any other Bonus Period. All of the Bonus Awards issued under this Plan to Covered Employees are intended to qualify as "performance-based compensation" under Section 162(m) of the Code.




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                                                  Approved by Board of Directors
                                                                         8/26/99



         8.2 CALCULATION OF BASE SALARY. For purposes of determining the bonus to be awarded with respect to a Bonus Period, the Participant's Base Salary for any Bonus Period shall be the Participant's base salary as of the last day of such Bonus Period.

         8.3 PROCEDURE FOR DETERMINING AWARDS. Within the first 25% of a Bonus Period, the Committee shall establish in writing, with respect to each Participant, the specific Performance Criteria that will be used to establish the Performance Goal(s) for such Bonus Period and a Bonus Formula detailing the Bonus Award for each Participant depending on the extent to which such Performance Goals are attained.

         8.4 FORM OF PAYMENT OF BONUS AWARD. Bonus Awards shall be paid in cash. The Committee may provide for deferred payment of all or a portion of the cash bonus, and may further condition the right to receive deferred amounts on the achievement of other Performance Goals, or on continued employment, or otherwise.

         8.5 PAYMENT OF AWARDS.

         (a) CONDITION TO RECEIPT OF AWARDS. Except as provided in Section 8.6, or as otherwise provided by the Compensation Committee, a Participant must be employed by the Company on the last day of a Bonus Period and at the time of Bonus Payment to be eligible for a Bonus Award for such Bonus Period.

         (b) CERTIFICATION. Following the completion of a Bonus Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Bonus Period have been achieved and, based on the application of the Bonus Formula, shall calculate and certify in writing for each Participant the Bonus Award earned for the Bonus Period.

         (c) NEGATIVE DISCRETION. In determining the size of an individual Bonus Award to be paid for a Bonus Period, the Committee may, through the use of Negative Discretion, reduce or eliminate the amount of the Bonus Award that would otherwise result from application of the Bonus Formula for the Bonus Period if, in its sole discretion, such reduction or elimination is appropriate.

         (d) TIMING OF AWARD PAYMENTS. Subject to any deferred payment provisions established by the Committee pursuant to Section 8.4, the Bonus Awards granted by the Committee for a Bonus Period shall be paid to Participants reasonably soon after the certifications set forth in Section 8.5(b).




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         8.6 TERMINATION OF EMPLOYMENT DURING BONUS PERIOD. In the event the employment of a Participant in a Bonus Period terminates because of death, Disability or Retirement prior to the last day of a Bonus Period, the Participant shall receive, if Awards are payable for such Bonus Period, a pro rata Bonus Award. The amount of the pro rata Bonus Award shall be determined by multiplying the Bonus Award the Participant would have otherwise been paid if he or she had been a Participant for the full Bonus Period by a fraction, the numerator of which is the number of full months he or she was a Participant during such Bonus Period and the denominator of which is the number of months in the Bonus Period. For purposes of this calculation, a partial month of participation shall: (1) be treated as a full month of participation to the extent a Participant is a Participant in the Bonus Period for 15 or more days of such month; and (2) not be taken into consideration to the extent the Participant is a Participant in the Bonus Period for less than 15 days of such month. In the event of Disability or Retirement, the pro rata Bonus Award shall be paid directly to the Participant and, in the event of death, to the Participant's estate.

         8.7 MAXIMUM AWARD PAYABLE. Notwithstanding any provision contained in the Plan to the contrary, the maximum Bonus Award payable to any Participant for any Bonus Period is $1,250,000.

                                   ARTICLE IX

                    TERMINATION OF EMPLOYMENT OF PARTICIPANT

         9.1 TERMINATION BECAUSE OF DEATH, DISABILITY OR RETIREMENT. Except as otherwise provided by the Committee with respect to a specific Award, if a Key Employee's employment with the Company terminates because of death, Disability or Retirement, then issued and outstanding Stock Options and shares of Restricted Stock awarded to such Participant pursuant to this Plan (whether or not then held by the Participant) shall be treated as follows:

         (a) RESTRICTED STOCK. In the event of the termination of employment of a Participant because of death, Disability or Retirement, the unexpired Restriction Period(s) with respect to a portion (the "Retained Portion") of each Award of Restricted Stock shall lapse, and such portion of the Restricted Stock will become unrestricted Common Stock. With respect to each such Award of Restricted Stock, the Retained Portion shall be a percentage of the entire Award, such percentage to be determined by dividing (i) the number of whole months that have elapsed from the beginning of the Restriction Period by (ii) the number of whole months in the entire Restriction Period.

         (b) STOCK OPTIONS. On the date of a Participant's termination of employment with the Company because of death, Disability or Retirement, Stock Options awarded to the Participant under this Plan shall remain exercisable for a period of no more than one year after the date of such Participant's termination (but in no event beyond the original expiration date of such Stock Option), but otherwise shall be subject to all other restrictions and limitations of such Stock Option.

         9.2 TERMINATION FOR ANY REASON OTHER THAN DEATH, DISABILITY OR RETIREMENT. Except as otherwise provided by the Committee with respect to a specific Award, upon the termination of Participant's employment by reason other than Death, Disability or Retirement, issued and outstanding Stock Options and Stock Rights awarded to a Participant (whether or not then held by the Participant) shall be treated as follows:




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         (a) RESTRICTED STOCK. Upon a Participant's termination of employment during an unexpired Restriction Period for any reason other than death, Disability or Retirement, all outstanding shares of Restricted Stock awarded to such Participant still subject to such unexpired Restriction Period shall be forfeited by the holder.

         (b) STOCK OPTIONS. If a Participant's employment with the Company terminates for any reason other than death, Disability or Retirement, all of the unexercised and outstanding Stock Options awarded to such Participant shall remain exercisable for a period of up to 90 days after the Participant's termination (but not beyond the original expiration date of such Stock Options) to the same extent as they were exercisable on the date of Participant's termination. The remaining portion of the Stock Option shall be forfeited by the holder.

                                   ARTICLE X

                                  MISCELLANEOUS

         10.1 TRANSFERABILITY. Except as provided in Section 10.2, any Award under the Plan will be non-transferable and, accordingly, shall not be assignable, alienable, salable or otherwise transferable by the holder other than by a Participant by will or the laws of descent and distribution.

         10.2 THIRD PARTY EXERCISES. In the event a Participant terminates employment with the Company to assume a position with a governmental, charitable, educational or similar non-profit institution, the Committee may subsequently authorize a third party, including but not limited to a "blind" trust, to act on behalf of and for the benefit of the respective Participant with respect to any outstanding grants held by the Participant subsequent to such termination of employment. If permitted by the Committee, a Participant may designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any distributions under the Plan upon the death of the Participant.

         10.3 WITHHOLDING TAXES. The Company shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by withholding from any payment of Common Stock due as a result of such Award, or by permitting the Participant to deliver to the Company shares of Common Stock having a fair-market value (as determined by the Committee) equal to the amount of such required withholding taxes.

         10.4 AMENDMENTS TO AWARDS. The Committee may at any time amend any unexercised, unearned, or unpaid Award, including, but not by way of limitation, Awards earned but not yet paid, to the extent it deems appropriate; provided, however, that any such amendment which, in the opinion of the Committee, is adverse to the Participant shall require the Participant's consent.




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         10.5 REGULATORY APPROVALS AND LISTINGS. Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue or deliver certificates of Common Stock evidencing any Award resulting in the payment of Common Stock prior to (i) the obtaining of any approval from any governmental agent which the Company shall, in its sole discretion, determine to be necessary or advisable, (ii) the admission of such shares to listing on the stock exchange on which the Common Stock may be listed and (iii) the completion of any registration or other qualification of said shares under any state or Federal law or ruling of any governmental body that the Company shall, in its sole discretion, determine to be necessary or advisable.

         10.6 NO RIGHT TO CONTINUED EMPLOYMENT OR GRANTS. Participation in the Plan shall not give any Key Employee any right to remain in the employ of the Company. Cato, or, in the case of employment with a Related Company, the Related Company, reserves the right to terminate any Employee at any time. Further, the adoption of this Plan shall not be deemed to give any Key Employee or any other individual any right to be selected as a Participant or to be granted an Award.

         10.7 AMENDMENT/TERMINATION. At any time and with or without prior notice the Committee may suspend, terminate or amend the Plan in any manner, but
(1) no such suspension, termination or amendment may revoke or eliminate Awards previously granted to Participants, and (2) with respect to Covered Employees, the Committee may not without shareholder approval adopt any amendment that would require the vote of the shareholders of Cato pursuant to Section 16 of the Exchange Act or Section 162(m) of the Code.

         10.8 NON-UNIFORM DETERMINATIONS. Under the Plan (including without limitation determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

         10.9 LEAVE OF ABSENCE. The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any Award. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (i) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan and (ii) the impact, if any, of any such leave of absence on Awards under the Plan theretofore made to any Participant who takes such leave of absence.

         10.10 GOVERNING LAW. The Plan shall be governed by and construed in accordance with the laws of the State of North Carolina, except as superseded by applicable federal law.

         10.11 NO RIGHT, TITLE, OR INTEREST IN COMPANY ASSETS. No Participant shall have any rights as a shareholder as a result of participation in the Plan until the date of issuance of a stock certificate. To the extent any person acquires a right to receive payments from the Company under the Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company and the Participant shall not have any rights in or against any specific assets of the Company. All of the Awards granted under the Plan shall be unfunded.




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
                                                  Approved by Board of Directors
                                                                         8/26/99


         10.12 SECTION 16 OF THE EXCHANGE ACT. In order to avoid any Exchange Act violations, the Committee may, from time to time, impose additional restrictions upon an Award, including but not limited to, restrictions regarding tax withholdings and restrictions regarding the Participant's ability to exercise Awards under any broker or third-party assisted exercise program.

         10.13 NO GUARANTEE OF TAX CONSEQUENCES. No person connected with the Plan in any capacity, including, but not limited to, Cato and its Related Companies and their directors, officers, agents and employees makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, Federal, state and local income, estate and gift tax treatment, will be applicable with respect to amounts deferred under the Plan, or paid to or for the benefit of a Participant under the Plan, or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.

         10.14 COMPLIANCE WITH SECTION 162(m). If any provision of the Plan would cause the Awards granted to a Covered Person not to qualify as "performance-based compensation" under Section 162(m) of the Code, that provision, insofar as it pertains to the Covered Person, shall be severed from, and shall be deemed not to be a part of this Plan, but the other provisions hereof shall remain in full force and effect.

         10.15 OTHER BENEFITS. The Committee may establish uniform rules as to the manner in which benefits received by Participants pursuant to this Plan shall be taken into account for purposes of calculating benefits under other benefit plans maintained by the Company.







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